Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated                 , 2015 with respect to the consolidated financial statements and financial statement schedule of Barnes & Noble Education, Inc. in the Registration Statement (Form S-1 No. 333-            ) and related Prospectus of Barnes & Noble Education, Inc. dated February 26, 2015.

Ernst & Young LLP

New York, NY

                , 2015

The foregoing consent is in the form that will be signed upon the completion of the reorganization described in Note 1 to the consolidated financial statements.

/s/ Ernst & Young LLP

New York, NY

February 26, 2015